                     U.S. SECURITIES AND EXCHANGE COMMISSION

                                 WASHINGTON, D.C.


                                   FORM 8-K/A

                                 AMENDMENT NO. 1

                                 CURRENT REPORT




                     Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934




                               January 7, 2000
                ------------------------------------------------
                Date of Report (date of earliest event reported)





                              SAN HOLDINGS, INC.
              -----------------------------------------------------
              Exact Name of Registrant as Specified in its Charter




          Colorado                   0-16423             84-0907969
---------------------------      ---------------    ----------------------
State or Other Jurisdiction      Commission File    IRS Employer Identifi-
     of Incorporation                Number             cation Number





       900 West Castleton Road, Suite 100, Castle Rock, Colorado 80104
       ---------------------------------------------------------------
         Address of Principal Executive Office, Including Zip Code


                               (303) 297-9656
            --------------------------------------------------
            Registrant's Telephone Number, Including Area Code

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

     (a) FINANCIAL STATEMENTS OF BUSINESSES ACQUIRED. The following financial statements for Storage Area Networks for the year ended November 30, 1999, are filed herewith:

                                     INDEX
                                                                    Page

1)  AUDITED FINANCIAL STATEMENTS OF STORAGE AREA NETWORKS

    Independent Auditor's Repoprt ................................   3
    Financial Statements:
     Balance Sheet................................................   4
     Statement of Income .........................................   5
     Statement of Stockholders' Equity ...........................   6
     Statement of Cash Flows .....................................   7
     Notes to Financial Statements ...............................   8

     (b) PRO FORMA FINANCIAL INFORMAITON. Unaudited Pro Forma Financial Statements for SAN Holdings, Inc. and Storage Area Networks as of December 31, 1999, are filed herewith on pages 12-15.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.

                                  SAN HOLDINGS, INC.


Dated:  April 20, 2000            By:/s/ L. W. Buxton
                                     L. W. Buxton, President

                           LARRY O'DONNELL, CPA, P.C.
Telephone (303) 745-4545                              2280 South Xanadu Way
                                                                  Suite 370
                                                     Aurora, Colorado 80014


Board of Directors
Storage Area Networks
Castle Rock, Colorado

Independent Auditor's Report

I have audited the accompanying balance sheet of Storage Area Networks as of November 30, 1999 and the related statements of income, stockholders' equity and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. My responsibility is to express an opinion on these financial statements based on my audit.

I conducted my audit in accordance with generally accepted auditing standards. Those standards require that I plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. I believe that my audit provides a reasonable basis for my opinion.

In my opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Storage Area Networks as of November 30, 1999, and the results of its operations and its cash flows for the year then in conformity with generally accepted accounting principles.

Larry O'Donnell, CPA, P.C.

January 26, 2000 (except note 3 which is dated March 24, 2000)

                             Storage Area Networks
                                Balance Sheet
                              November 30, 1999

                                    Assets

Current assets
 Cash                                                        $   243,689
 Accounts receivable                                           1,633,830
 Prepaid expenses                                                 38,726
 Deferred income taxes                                            66,000
                                                             -----------
     Total current assets                                      1,982,245
                                                             -----------
Property and equipment
 Less accumulated depreciation of $1,480                          22,428
                                                             -----------
Other assets
 Account receivable, less allowance for doubtful
  account of $326,987                                          1,934,061
 Cost of purchased contracts, less accumulated
  amortization of $110,000                                       390,000
 Deposits                                                          2,000
                                                             -----------
                                                               2,326,061
                                                             -----------

                                                             $ 4,330,734
                                                             ===========

                      Liabilities and Stockholders' Equity

Current liabilities
 Accounts payable                                            $ 3,200,290
 Accrued expenses-related parties                                373,522
 Accrued expenses                                                215,416
 Note payable - related parties                                   50,000
 Notes payable                                                   275,000
 Income taxes payable                                             85,254
                                                             -----------
     Total current liabilities                                 4,199,482
                                                             -----------

Deferred income taxes                                              6,000
                                                             -----------
Stockholders' equity
 Preferred stock, $.0001 par value, 5,000,000 shares
  authorized, none issued and outstanding
 Common stock,  $.005 par value, 20,000,000 shares
  authorized, 2,400,000 shares issued and outstanding             12,000
 Additional paid in capital                                       52,505
 Retained earnings                                                60,747
                                                             -----------
                                                                 125,252
                                                             -----------
                                                             $ 4,330,734
                                                             ===========
See Notes to Financial Statements.

                             Storage Area Networks
                              Statement of Income
                          Year Ended November 30, 1999

Revenues                                                     $12,307,743

Cost of revenues                                              10,828,197
                                                             -----------

     Gross profit                                              1,479,546

General & administrative expenses                              1,474,909
                                                             -----------

     Income from operations                                        4,637

Interest income                                                  127,638
Interest expense                                                 (46,274)
                                                             -----------

     Income before income taxes                                   86,001
                                                             -----------

Income taxes                                                      25,254
                                                             -----------

Net income                                                   $    60,747
                                                             ===========



























See Notes to Financial Statements.

                           Storage Area Networks
                      Statement of Stockholders' Equity
                         Year Ended November 30, 1999



                                              Additional
                         Common     Stock      Paid-In    Retained
                         Shares     Amount     Capital    Earnings    Total
                        ---------   -------   ----------  --------   --------

Shares issued for
Innovative Interfaces
Incorporated              480,000   $12,000    $52,505               $ 64,505

Five for one split      1,920,000

Net income for the
year                                                      $60,747      60,747
                        ---------   -------    -------    -------    --------

Balance,
November 30, 1999       2,400,000   $12,000    $52,505    $60,747    $125,252

































See Notes to Financial Statements

                            Storage Area Networks
                           Statement of Cash Flows
                         Year Ended November 30, 1999

Cash flows from operating activities:
 Net income                                               $    60,747
Adjustments to reconcile net income to net cash
 Provided by operations:
  Depreciation and amortization                               111,480
  Deferred income taxes                                       (60,000)
  (Increase) decrease in: (net of acquisition)
   Accounts receivable                                     (3,188,215)
   Prepaid expenses                                           (38,726)
   Deposits                                                    (2,000)
  Increase (decrease) in: (net of acquisition)
   Accounts payable                                         3,129,954
   Accrued expenses                                           278,184
   Income taxes payable                                        85,254
                                                          -----------
Net cash provided by operating activities                     376,678
                                                          -----------

Cash flows from investing activities:
 Cash acquired from Innovative Interfaces Incorporated        115,919
 Purchase of property and equipment                           (23,908)
 Purchase of contracts                                       (500,000)
                                                          -----------
Net cash used in investing activities                        (407,989)
                                                          -----------

Cash flows from financing activities:
 Proceeds of notes payabale                                   500,000
 Payments on notes payable                                   (325,000)
                                                          -----------
Net cash flow provided by financing activities                275,000
                                                          -----------
Net increase in cash equivalents                              243,689
                                                          -----------
Cash at end of year                                       $   243,689
                                                          ===========

Supplemental disclosures of cash flow information
 Cash paid during the year for
  Interest                                                $    46,274
  Income taxes                                                      -

Supplemental disclosure of noncash investing
 and financing activities
  Common stock issued and note payable for net assets     $   115,505







See Notes to Financial Statements.

                             Storage Area Networks
                         Notes to Financial Statements

1.  Organization and Summary of Significant Accounting Policies:

Organization - The company was organized under the laws of the state of Nevada on November 30, 1998. On that date, the Company acquired all of the assets, net of liabilities of Innovative Interfaces Incorporated, whose stockholders were the same as those of the Company. The Company designs and implements data storage solutions primarily for federal government customers. The Company operates in the United States.

Property and equipment - Property and equipment consist of furniture and equipment and are stated at cost, net of accumulated depreciation. Depreciation is provided using the straight-line method.

Purchased contracts- Purchases contracts are stated at cost, net of accumulated amortization. Amortization is provided using straight-line method over fifty months.

Cash equivalents - For the purposes of reporting cash flow, the Company considers cash and savings deposits to be cash equivalents.

Income taxes - Deferred taxes are recognized for temporary differences between the basis of assets and liabilities for financial statement and income tax purposes. The differences relate primarily to depreciable assets (using accelerated depreciation methods for income tax purposes) and to the accrued expenses (deductible for financial statement purposes but not for income tax purposes).

Use of estimates - The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results differ from those estimates.

                              Storage Area Networks
                     Notes to Financial Statements (continued)

2.  Acquisition of Innovative Interfaces Incorporated

On November 30, 1998, the Company acquired all of the assets, net of the liabilities, of Innovative Interfaces Incorporated whose stockholders were identical to the Company. Innovative Interfaces Incorporated then discontinued operations. The assets and liabilities of Innovative Interfaces Incorporated were recorded at their net book value which was as follows:

                 Cash                                 $115,918
                 Accounts receivable                   379,676
                 Liabilities                          (431,090)
                                                      --------
                                                      $ 64,504
                                                      ========

3.  Delinquent account receivable

The Company has a delinquent account receivable of $2,261,048. The Company has filed suit against the customer to enforce payment. On March 16, 2000 the Company and the customer agreed on a settlement. The Company will receive a sufficient number of shares in the customers common stock at approximately fifty percent of its market value to cover the total of the account. The shares will be restricted for one year. The customer will have the right to redeem the shares after it has retired a note payable to a supplier. In the first six months, the redemption price shall be equal to the amount established on March 16, 2000. Thereafter, the redemption price shall be the higher of the prevailing market price or one hundred and fifty percent of the amount established on March 16, 2000.

4.   Purchase of contracts

On March 18th, 1999, the Company purchased certain assets and existing contracts from a competitor. The purchase price of $500,000 was made by payment of $110,000 in cash, assumption of fees of $71,625 and assumption of accounts payable to Innovative Interfaces Incorporated of $318,375. The cost is being amortized over five years, the expected lives including renewals of the contracts.

5.   Notes payable

The company has notes payable which bear interest at 8% and are unsecured. The notes include a $50,000 note to a related party. All of the notes except the one to the related party were retired in December, 1999.

                              Storage Area Networks
                      Notes to Financial Statements (continued)


5.   Stockholders' equity

The Company has issued warrants which are redeemable for 600,000 shares of common stock. The warrants expire on February 15, 2004. The warrants allow the holder to purchase one share of common stock per warrant. The exercise price is $.50 per share until 90 days after the date the warrant holders promissory note has been paid in full. The exercise price for the remainder of the period is $1.00 per share. In the event the Company has completed an initial public offering or a reverse acquisition with a public company (see
Note 10), the Company shall have the right to call all or a portion of the warrants for redemption upon 30 days' written notice at a price of $.01 per warrant. During the 30 day period immediately following the giving of such notice, the warrantholder shall have the right to exercise the warrants at a price of $.75, unless the price currently in effect on the date of the notice is $.50 in which case the exercise price would be $.50. In December, 1999 and January, 2000, all of the warrants had been exercised at an exercise price of $.50 per share.

7.   Lease commitment

The Company is obligated under lease agreements for the rental of office facilities through May, 2004. The leases commence June, 1999; December, 1999; and May, 2000. Minimum lease payments for the years ending November 30 are as follows: 2000, $103,000; 2001, $126,000; 2002, $130,000; 2003, $132,000;
2004, $63,000.

Total rent expense for the year ended November 30, 1999 was $10,870.


8.   Income taxes

                 Current                     $ 85,254
                 Deferred                     (60,000)
                                             --------
                                             $ 25,254
                                             ========

The tax effects of temporary differences that give rise to significant portions of deferred tax assets and liabilities consist of the following:

                 Deferred tax assets:
                  Accrued expenses           $ 66,000
                 Deferred tax liabilities
                  Depreciation                 (6,000)
                                             --------
                 Net deferred tax asset
                  (liability)                $ 60,000
                                             ========

                              Storage Area Networks
                    Notes to Financial Statements (continued)

9.  Concentrations

Credit risk - The Company performs ongoing credit evaluations of its customers' financial condition and, generally, requires no collateral from its customers.

Major customers - The Company had two major customers. They accounted for 25% to 30% of sales.

Suppliers - The Company purchases the majority of its hardware from one supplier and the majority of its software from another supplier.

Cash balances - The Company maintains its cash balances in one financial institution located in Sacramento, California. The balances are insured by the Federal Deposit Insurance Corporation up to $100,000. At November 30,
1999, the Company's uninsured cash    balances total approximately $400,000.

10. Subsequent Event - Share Exchange Agreement with Citadel Environmental Group, Inc.

On January 7, 2000, shareholders of the Company agreed to exchange all of their shares in the Company for shares of Citadel Environmental Group, Inc.(Citadel), a public company. As a result of the transaction, the shareholders of the Company emerged as holders of 59% of Citadel subject to approval by Citadel stockholders of a reverse stock split. The officers and directors of the Company have become officers and directors in Citadel.

The transaction will be accounted for as a "reverse acquisition" resulting in a recapitalization of the Company.

11. Subsequent Event - Acquisition of CoComp, Inc.

On January 21, 2000, Citadel Environmental Group, Inc. acquired all of the outstanding stock of CoComp, Inc. for $1,079,000 in cash, $951,000 in promissory notes, and common stock worth $1,000,000. The transaction will be accounted for as a purchase with the accounts of CoComp, Inc. being consolidated with Citadel from the date of acquisition.

(b)  Proforma Financial Information

     The following unaudited proforma combined financial statements are derived from the historical financial statements of SAN Holdings, Inc. (formerly Citadel Environmental Group, Inc.), Storage Area Networks and CoComp, Inc., and give effect to the acquisition of Storage Area Networks by the Registrant on January 7, 2000, and the acquisition of CoComp, Inc. on January 21, 2000. The unaudited proforma combined balance sheet as of December 31, 1999, and the unaudited proforma combined statements of operations for the year ended December 31, 1999, reflect the two acquisitions as if they had occurred on December 31, 1999, for the unaudited proforma consolidated balance sheet and at January 1, 1999, for the unaudited proforma combined statements of operations. Storage Area Networks' year-end was November 30, 1999, and the financial information of Storage Area Networks reflects amounts at November 30, 1999, and for the year then ended.

     The proformas also reflect the issuance by the Registrant of a total of 3,182,659 shares of Series AA and Series AAA Convertible Preferred Stock for a total of approximately $5,035,000. These sales were made during January and February 2000.

     The unaudited proforma combined financial statements do not purport to be indicative of the results that would actually have been obtained if the combinations had been in effect on the dates indicated, or that may be obtained in the future. The unaudited proforma combined financial statements should be read in conjunction with the historical consolidated financial statements of SAN Holdings, Inc., Storage Area Networks, and CoComp, Inc., together with the related notes thereto.

SAN Holdings, Inc.
Unaudited Proforma Combined Balance Sheet
December 31, 1999

                                (In Thousands)

                                                ASSETS

                        Storage
                         Area                SAN                     Elimina-        Consoli-
                        Networks  CoComp   Holdings     Other         tions           dated
                        --------  ------   --------   -----------    --------        --------

Current Assets          $1,982    $2,027   $     3    $ 5,035  (2)   $      0        $  7,968
Current Assets                                         (1,079) (4)
Property and Equip.,
 Net                        22       105        27                                        154
Goodwill, Net                                           1,079  (4)       (983) (6)      2,047
 Goodwill, Net                                            951  (3)
 Goodwill, Net                                          1,000  (1)
Other Assets             2,326                                                          2,326
                        ------    ------   -------    -------        --------        --------
     Total Assets       $4,330    $2,132   $    30    $ 6,986        $   (983)       $ 12,495
                        ======    ======   =======    =======        ========        ========


                                 LIABILITIES AND SHAREHOLDERS' EQUITY


Current Liabilities     $4,199    $1,131   $    34    $     0        $      0        $  5,364
Long Term Liabilities        6                  14        951  (3)                        971
                        ------    ------   -------    -------        --------        --------
                         4,205     1,131        48        951               0           6,335


Common Stock                12       525     5,801        873  (5)     (7,199) (6)      6,047
Common Stock                                            5,035  (7)
Common Stock                                            1,000  (7)
Paid in Capital             53                                                             53
Preferred Stock                                873      5,035  (2)                          0
Preferred Stock                                        (5,035) (7)
Preferred Stock                                          (873) (5)
Retained Earnings
 (Accum. Deficit)           60       476    (6,692)                     6,216  (6)         60
                        ------    ------   -------    -------        --------        --------
                           125     1,001       (18)     6,035            (983)          6,160

                        ------    ------   -------    -------        --------        --------
     Total Liabilities
      and Shareholders'
      Equity            $4,330    $2,132   $    30    $ 6,986        $   (983)       $ 12,495
                        ======    ======   =======    =======        ========        ========

SAN Holdings, Inc.
Unaudited Proforma Combined Income Statement
For the Year Ended December 31, 1999


                                In Thousands

                        Storage
                         Area                SAN                     Elimina-        Consoli-
                        Networks  CoComp   Holdings     Other         tions           dated
                        --------  ------   --------   -----------    --------        --------

Revenues                $12,308   $9,259   $    60    $     0        $      0        $ 21,627

Operating Expenses       12,303    8,861       391                                     21,555
                        -------   ------   -------    -------        --------        --------

Income (Loss) from
  Operations                  5      398      (331)                                        72

Other Income (Expense)       81        6        (1)      (136) (9)                        (16)
Other Income (Expense)                                    148  (10)
Other Income (Expense)                                   (114) (11)
                        -------   ------   -------    -------        --------        --------

Income/(Loss) Before Tax     86      404      (332)      (102) (9)                         56
                                                               (10)(11)
Provision for Tax            25                           (12) (12)                        13
                        -------   ------   -------    -------        --------        --------
Income Before Extra-
 ordinary Item               61      404      (332)       (90)                             43

Extraordinary
 Item, Net of Tax                              544                                        544
                        -------   ------   -------    -------        --------        --------
     Net Income         $    61   $  404   $   212    $   (90)       $      0        $    587
                        -------   ------   -------    -------        --------        --------

Earnings Per Share:(13)
Income/(Loss) From
 Operations Before
 Extraordinary Item                                                                  $   0.06
 Extraordinary Item                                                                      0.68
                                                                                     --------
Net Income                                                                           $   0.74
                                                                                     --------

SAN Holdings, Inc.
Notes to the Unaudited Proforma Combined Financial Statements

Notes to Unaudited Proforma Combined Balance Sheet for the Year Ended December 31, 1999

     NOTE 1 - Issuance of 89,000 shares of stock for purchase of CoComp, valued at $1,000,000.

     NOTE 2 - Issuance of 3,182,659 shares of Series AA and Series AAA preferred stock for cash.

     NOTE 3  - Assumption of $951,000 in acquisition debt of CoComp.

     NOTE 4  - Payment of $1,079,000 in cash for CoComp.

     NOTE 5 - Conversion of SAN Holdings preferred stock to pre-acquisition common stock.

     NOTE 6 - To eliminate SAN Holdings preferred and CoComp acquisition equity.

     NOTE 7 - To record conversion of Series AA and AAA preferred stock to common.

     NOTE 8  - Other assets comprised of:

               Accounts Receivable, Long-Term, Net          $1,934,000
               Cost of Purchased Contracts, Net                390,000
               Deposits                                          2,000
                                                            ----------
                   Total                                    $2,326,000
                                                            ==========

Notes to Unaudited Proforma Combined Income Statement for the Year Dnded December 31, 1999

     NOTE 9 - Amortization of goodwill due to acquisition, amortized over 15 years.

     NOTE 10 - Earnings of 5% on net funds received from preferred private placement.

     NOTE 11 - Interest expense on acquisition debt of CoComp at 12% per annum.

     NOTE 12 - Provision for taxes based on CoComp conversion from S-corporation status to C-Corporation due to acquisition, the effect of items (1) and (2) above, and based on consolidated earnings.

     NOTE 13 - Earnings per Share is calculated based on conversions of preferred stock, series BB, AA, and AAA and taking into consideration the reverse stock split. Weighted average number of common shares used in EPS calculation totaled 7,959,000.